UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2005, Avanir Pharmaceuticals (the "Company") entered into a Stock Purchase Agreement with certain institutional investors (the "Purchase Agreement") relating to the offering and sale of up to 5,970,150 shares of Class A common stock at a price of $3.35 per share (the "Offering"). The Offering is expected to close on or about December 21, 2005, with gross offering proceeds to the Company of $20,000,000 and net offering proceeds of approximately $19,400,000. The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-125979). The Company has, pursuant to Rule 424(b)(2) under the Securities Act of 1933, filed with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the Offering.

Also on December 16, 2005, the Company entered into a letter agreement with Leerink Swann & Co ("Leerink"), a registered broker-dealer (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company has agreed to pay Leerink a finder's fee of 4% on all amounts invested by a certain purchaser in the Offering. The aggregate fee payable to Leerink under the Letter Agreement upon closing of the Offering is expected to be $600,000.

The Purchase Agreement and Letter Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On December 16, 2005, the Company issed a press release announcing the Offering. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

10.1 Stock Purchase Agreement, dated December 16, 2005
10.2 Letter Agreement, dated December 16, 2005
99.1 Press release, dated December 16, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

December 19, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance & CFO

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated December 16, 2005
10.2	Letter Agreement, dated December 16, 2005
99.1	Press release, dated December 16, 2005